Exhibit 10.1

AMENDMENT NO. 1

TO

CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of JANUARY 19, 2007 (this “Amendment”), is entered into among INTELSAT CORPORATION (formerly known as PanAmSat Corporation), a Delaware corporation (the “Borrower”), CITICORP USA, INC., a Delaware corporation, in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Credit Suisse, Cayman Islands Branch, in its capacity as syndication agent for the Lenders (the “Syndication Agent”) and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC and Lehman Brothers Inc. as joint lead arrangers and joint bookrunners (the “Joint Lead Arrangers”) and amends the Credit Agreement dated as of August 20, 2004, as amended and restated as of March 22, 2005 and as further amended and restated on July 3, 2006 (as amended to the date hereof and as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) entered into among the Borrower, the institutions from time to time party thereto as Lenders (the “Lenders”), the Administrative Agent, the Syndication Agent and the Joint Lead Arrangers. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement to effect the changes described below;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

Section 1. Amendments to the Credit Agreement

The Credit Agreement is, effective as of the Amendment No. 1 Effective Date, hereby amended to:

(i) Delete the definition of “Applicable ABR Margin” and replace it with the following:

“Applicable ABR Margin” shall mean, at any date, (a) with respect to each ABR Loan that is a Term Loan, (i) 1.00% per annum at any time that clause (a)(ii) does not apply and (ii) 0.75% per annum if Level V Status is in effect as of the Test Period last ended and (b) with respect to each ABR Loan that is Revolving Credit Loan or a Swingline Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Applicable ABR Margin for Revolving Credit and Swingline Loans
Level I Status	1.875%
Level II Status	1.625%
Level III Status	1.375%
Level IV Status	1.125%

Notwithstanding the foregoing, the “Applicable ABR Margin” shall mean: (a) with respect to each ABR Loan, the percentage relating to the Status on the Amendment Effective Date set forth in a certificate of an Authorized Officer in the form of Exhibit A hereto (the “Closing Compliance Certificate”) and determined on a pro forma basis after giving effect to the New Transactions, during the period from and including the Amendment Effective Date to but excluding the first date following the Amendment Effective Date that financial statements are required to be delivered under Section 9.1 for the first full fiscal quarter completed after the Amendment Effective Date; and (b) with respect to each ABR Loan that is a Term Loan, 1.00% during the period from and including the Amendment No. 1 Effective Date to but excluding the first date following the Amendment No. 1 Effective Date that financial statements are required to be delivered under Section 9.1 for the fiscal quarter ending June 30, 2007.

(ii) Delete the definition of “Applicable LIBOR Margin” and replace it with the following:

“Applicable LIBOR Margin” shall mean, at any date, (a) with respect to each LIBOR Loan that is a Term Loan, (i) 2.00% per annum at any time that clause (a)(ii) does not apply and (ii) 1.75% per annum if Level V Status is in effect as of the Test Period last ended and (b) with respect to each LIBOR Loan that is a Revolving Credit Loan or a Swingline Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Applicable LIBOR Margin for Revolving Credit and Swingline Loans
Level I Status	2.875%
Level II Status	2.625%
Level III Status	2.375%
Level IV Status	2.125%

Notwithstanding the foregoing, the “Applicable LIBOR Margin” shall mean: (a) with respect to each LIBOR Loan, the percentage relating to the Status on the Amendment Effective Date set forth in the Closing Compliance Certificate, and determined on a pro forma basis after giving effect to the New Transactions, during the period from and including the Amendment Effective Date to but excluding the first date following the Amendment Effective Date that financial statements are required to be delivered under Section 9.1 for the first full fiscal quarter completed after the Amendment Effective Date; and (b) with respect to each LIBOR Loan that is a Term Loan, 2.00% during the period from and including the Amendment No. 1 Effective Date to but excluding the first date following the Amendment No. 1 Effective Date that financial statements are required to be delivered under Section 9.1 for the fiscal quarter ending June 30, 2007.

Section 2. Conditions Precedent to the Effectiveness of this Amendment

This Amendment shall become effective as of the date first written above when, and only when, each of the following conditions precedent shall have been satisfied or waived (the “Amendment No. 1 Effective Date”) by the Administrative Agent:

(a) Executed Counterparts. The Administrative Agent shall have received this Amendment, duly executed by the Borrower, the Administrative Agent, the Syndication Agent, each Joint Lead Arranger, each Tranche A—3 Term Loan Lender, each Tranche B—2 Term Loan Lender and the Required Lenders;

(b) Corporate and Other Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in all respects to the Administrative Agent;

(c) No Default or Event of Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing, either on the date hereof or on the Amendment No. 1 Effective Date; and

(d) Fees and Expenses Paid. The Borrower shall have paid all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto) and all other costs, expenses and fees due in accordance with the Fee Letter dated as of January 19, 2007 among Borrower, Intelsat Subsidiary Holding Company, Ltd. and the Administrative Agent (the “Fee Letter”) and under any Credit Document.

Section 3. Representations and Warranties

On and as of the Amendment No. 1 Effective Date, after giving effect to this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows:

(a) this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms and the Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligation of the

Borrower enforceable against the Borrower in accordance with its terms; in each case, except to the extent that enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles;

(b) each of the representations and warranties contained in Section 8 of the Credit Agreement and each other Credit Document is true and correct in all material respects (or, in the case of any representation or warranty that by its terms is qualified by materiality or by reference to a Material Adverse Effect or by any concept of similar import, each such representation and warranty is true and correct in all respects) on and as of the Amendment No. 1 Effective Date, as if made on and as of such date and except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects (or, in the case of any representation or warranty that by its terms is qualified by materiality or by reference to a Material Adverse Effect or by any concept of similar import, each such representation and warranty was true and correct in all respects) as of such specific date; provided, however, that references therein to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended hereby and after giving effect to the consents and waivers set forth herein; and

(c) no Default or Event of Default has occurred and is continuing.

Section 4. Fees and Expenses

The Borrower and each other Credit Party agrees to pay on demand in accordance with the terms of Section 14.5 of the Credit Agreement all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

Section 5. Reference to the Effect on the Credit Documents

(a) As of the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Credit Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. Each of the table of contents and lists of Exhibits and Schedules of the Credit Agreement shall be amended to reflect the changes made in this Amendment as of the Amendment No. 1 Effective Date.

(b) Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Credit Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Borrower, any other Credit Party, the Joint Lead Arrangers or any Agent under any of the Credit Documents, nor constitute a waiver or amendment of any other provision of any of the Credit Documents or for any purpose except as expressly set forth herein.

(d) This Amendment shall constitute a Credit Document.

Section 6. Execution in Counterparts

This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 7. Governing Law

This Amendment shall be governed by and construed in accordance with the law of the State of New York.

Section 8. Section Titles

The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section.

Section 9. Notices

All communications and notices hereunder shall be given as provided in the Credit Agreement.

Section 10. Severability

The fact that any term or provision of this Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

Section 11. Successors

The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 12. Waiver of Jury Trial

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER CREDIT DOCUMENT.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and general partners thereunto duly authorized, as of the date first written above.

INTELSAT CORPORATION, as the Borrower

By:	/s/ Linda Kokal
Name:	Linda Kokal
Title:	SVP & Treasurer

CITICORP USA, INC.,
as Administrative Agent and Lender

By:	/s/ Edward T. Crook
Name:	Edward T. Crook
Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC., as Joint Lead Arranger and Joint Bookrunning Manager

By:	/s/ Edward T. Crook
Name:	Edward T. Crook
Title:	Managing Director

CREDIT SUISSE, CAYMAN ISLANDS BRANCH as Syndication Agent and Lender

By:	/s/ CASSANDRA DROOGAN
Name:	CASSANDRA DROOGAN
Title:	VICE PRESIDENT

By:	/s/ MIKHAIL FAYBUSOVICH
Name:	MIKHAIL FAYBUSOVICH
Title:	ASSOCIATE

CREDIT SUISSE SECURITIES (USA) LLC., as Joint Lead Arranger and Joint Bookrunning Manager

By:	/s/ JEFFREY COHEN
Name:	JEFFREY COHEN
Title:	MANAGING DIRECTOR

DEUTSCHE BANK SECURITIES INC., as Joint Lead Arranger and Joint Bookrunning Manager

By:	/s/ Catherine Madigan
Name:	Catherine Madigan
Title:	Managing Director

By:	/s/ David S. Balley
Name:	David S. Balley
Title:	Managing Director

LEHMAN BROTHERS INC., as Joint Lead Arranger and Joint Bookrunning Manager

By:	/s/ Michael E. Masters
Name:	Michael E. Masters
Title:	Authorized Signatory